Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of the 17th day of April 2007, by and among VERSO TECHNOLOGIES, INC., a Minnesota corporation (“PURCHASER”), and certain of the stockholders and employees of SENTITO NETWORKS, INC., a Delaware corporation (“TARGET”), and other persons listed on Schedule 1 attached hereto (each such person a “Seller” and, collectively, the “Sellers”).
     IN CONSIDERATION of the mutual promises and covenants set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS
     1.1 Certain Definitions. Except as otherwise stated herein, capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Agreement and Plan of Merger dated as of April 4, 2007 to which PURCHASER and certain other persons are parties relating to the merger of SN Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of PURCHASER, with and into TARGET (the “Merger Agreement”). In addition, the following terms shall have the meanings set forth below:
          (a) “Additional Registrable Securities” shall mean the shares of PURCHASER Common Stock issued by PURCHASER to Sellers pursuant to Sections 3.6 and 3.7 of the Merger Agreement, provided that an Additional Registrable Security ceases to be an Additional Registrable Security when (i) it is sold pursuant to an effective registration statement filed under the 1933 Act; (ii) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect); (iii) it is eligible to be sold or transferred under Rule 144 without holding period or volume limitations; or (iv) it is sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.
          (b) “Contingent Share Issue Date” shall mean the date on which PURCHASER issues the shares of PURCHASER Common Stock to Sellers pursuant to and in accordance with Sections 3.6 and 3.7 of the Merger Agreement.
          (c) “Holder” shall mean any Seller who holds Registrable Securities and any holder of Registrable Securities to whom the rights conferred by this Agreement have been transferred in compliance with Section 1.2 hereof.
          (d) “Initial Registrable Securities” shall mean the shares of PURCHASER Common Stock issued to the Sellers pursuant to Section 3.1 of the Merger Agreement (or otherwise in connection with the Merger, including, without limitation, such shares issued pursuant to the agreements referenced in Sections 10.1(g) and 10.1(h) of the Merger Agreement) and the shares of PURCHASER Common Stock issuable upon exercise of the Holder Warrants issued to certain Sellers pursuant to Section 3.1 of the Merger Agreement, provided that an Initial Registrable Security ceases to be an Initial Registrable Security when (i) it is sold pursuant to an effective registration statement filed under the 1933 Act; (ii) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect); (iii) it is eligible to be sold or transferred under Rule 144 without holding period or volume limitations; or (iv) it is sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.
          (e) “Other Stockholders” shall mean persons who, by virtue of agreements with PURCHASER entered into prior to the date hereof and listed on Schedule 2 hereto, are entitled to include certain securities of PURCHASER described on Schedule 2 hereto (“Other Registrable Securities”) in registrations filed hereunder.
          (f) “Prior Registration Rights Agreements” shall mean the Registration Rights Agreements between PURCHASER and the persons signatory thereto dated January 30, 2007, February 2, 2007, February 5, 2007 and February 9, 2007.
          (g) “Prior Registration Statement” shall mean the registration statement filed by PURCHASER with the SEC under the 1933 Act pursuant to the Prior Registration Rights Agreements.
          (h) “Registrable Securities” shall mean the Initial Registrable Securities and the Additional Registrable Securities.
          (i) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the “1933 Act”), and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.
          (j) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for PURCHASER and one counsel selected to represent the Holders, which counsel shall be reasonably satisfactory to PURCHASER, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include (i) Selling Expenses, (ii) the compensation of regular employees of PURCHASER, which shall be paid in any event by PURCHASER, and (iii) blue sky fees and expenses incurred in connection with the registration or qualification of any Registrable Securities in any state, province or other jurisdiction in a registration pursuant to Section 1.3 hereof only to the extent that PURCHASER shall otherwise be making no offers or sales in such state, province or other jurisdiction in connection with such registration.
          (k) “Restricted Securities” shall mean any Registrable Securities required to bear the legend set forth in Section 1.2(c) hereof.
          (l) “Rule 144” shall mean Rule 144 as promulgated by the SEC under the 1933 Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

          (m) “Rule 145” shall mean Rule 145 as promulgated by the SEC under the 1933 Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.
          (n) “SEC” shall mean the Securities and Exchange Commission.
          (o) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.
     1.2 Restrictions on Transfer.
          (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until (i) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) (A) such Holder shall have notified PURCHASER of the proposed disposition and shall have furnished PURCHASER with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by PURCHASER, such Holder shall have furnished PURCHASER with an opinion of counsel, reasonably satisfactory to PURCHASER, that such disposition will not require registration of such shares under the 1933 Act.
          (b) Notwithstanding the provisions of subparagraphs (i) and (ii) of Section 1.2(a) hereof, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (i) a partnership to its partners in accordance with their partnership interests, (ii) a limited liability company to its members in accordance with their member interests or (iii) to the Holder’s family member or a trust for the benefit of an individual Holder or one or more of his family members, provided that the transferee will be subject to the terms of this Section 1.2 to the same extent as if it were an original Holder hereunder.
          (c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS PURCHASER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO PURCHASER AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.
     (d) PURCHASER shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to PURCHASER) reasonably acceptable to PURCHASER to the effect that the securities proposed to be disposed of may lawfully be so disposed of in compliance with the 1933 Act without registration, qualification or legend.

          (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by PURCHASER of an order of the appropriate blue sky authority authorizing such removal or if the Holder shall request such removal and shall have obtained and delivered to PURCHASER an opinion of counsel reasonably acceptable to PURCHASER to the effect that such legend and/or stop-transfer instructions are no longer required pursuant to applicable state securities laws.
     1.3 Registration.
          (a) Filing of Registration Statement. PURCHASER shall use its reasonable best efforts to file with the SEC as soon as practicable after the Merger, but in no event later than twenty (20) business days after the SEC declares the Prior Registration Statement effective, a registration statement covering the resale of all of the Initial Registrable Securities (including the Escrow Shares) for an offering to be made on a continuous basis pursuant to Rule 415 as promulgated by the SEC under the 1933 Act. The registration statement shall be on Form S-3 (except if PURCHASER is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain substantially the Plan of Distribution attached hereto as Annex A.
          (b) Right to Piggyback. If at any time after the Contingent Share Issue Date, PURCHASER shall determine to register any shares of PURCHASER Common Stock for its own account or for the account of any stockholder of PURCHASER, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales or a registration statement filed pursuant to the terms of an agreement existing as of the date hereof that does not permit the inclusion of the Additional Registrable Securities therein, then PURCHASER will:
               (i) promptly give to each Holder written notice thereof, which notice briefly describes the Holders’ rights under this Section 1.3(b) (including notice deadlines); and
               (ii) use its best efforts to include in such registration (and any related filing or qualification under applicable blue sky laws), except as set forth in Section 1.3(f) below, and in any underwriting involved therein, all the Additional Registrable Securities not already covered by an existing and effective registration and specified in a written request or requests, made by any Holder and received by PURCHASER within ten (10) days after the written notice from PURCHASER described in clause (i) above is mailed or delivered by PURCHASER; provided, however, that such Holders shall have requested for inclusion in such registration at least ten percent (10%) of the aggregate number of the Additional Registrable Securities which have been issued or transferred to the Holders prior to the date of such written request and which are not already covered by an existing and effective registration. Such written request may specify all or a part of a Holder’s Additional Registrable Securities.
          (c) Effectiveness. PURCHASER shall use its reasonable best efforts to cause the registration filed pursuant to Section 1.3(a) or Section 1.3(b) hereof to become effective as soon as practicable following the filing thereof. PURCHASER shall use commercially reasonable efforts to maintain the effectiveness of a registration filed pursuant to Section 1.3 hereof until the earlier of (i) twelve (12) months after the date such registration is declared effective by the SEC; (ii) the date on which all of the Registrable Securities may be resold by the Holders without registration and without regard to volume limitations by reason of Rule 144(k) (or similar provision then in effect); or (iii) the date on which all of Registrable Securities have been sold pursuant to such registration statement or Rule 144 (or similar provision then in effect).
          (d) Registration of Other Securities.
               (i) PURCHASER may include any securities of PURCHASER in the registration statement filed pursuant to Section 1.3(a) of this Agreement, including, without limitation, the Registrable Securities and the Other Registrable Securities.
               (ii) Without the written consent of the Holders of at least fifty-one (51%) percent of the Initial Registrable Securities, PURCHASER shall not file any registration statement other than as required by the Prior Registration Rights Agreements or other than with respect to the Other Registrable Securities, pursuant to registration rights described on Schedule 2, prior to the 30th day following the day that PURCHASER files the registration filed pursuant to Section 1.3(a) hereof, provided that this Section 1.3(d)(ii) shall not prohibit PURCHASER from filing (A) amendments to registration statements filed prior to the date of this Agreement or (B) a registration relating solely to employee benefit plans.
          (e) Covenants. PURCHASER agrees (i) not to delay the filing of the Prior Registration Statement beyond May 16, 2007 (regardless of whether such delay is permitted pursuant to an amendment of the Prior Registration Rights Agreements or by consent of the persons signatory to such agreements); (ii) to use its best efforts to cause the Prior Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof; and (iii) not to amend or waive any provision of the Prior Registration Rights Agreements to modify or otherwise alter PURCHASER‘s obligation thereunder to use its best efforts to cause the Prior Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof.
          (f) Underwriting. If the registration of which PURCHASER gives notice pursuant to Section 1.3(b)(i) is for a registered public offering involving an underwriting, PURCHASER shall so advise the Holders as a part of such written notice. In such event, the right of any Holder to registration pursuant to Section 1.3(b) hereof shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Additional Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with PURCHASER and the other holders of securities of PURCHASER with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by PURCHASER. Notwithstanding any other provision of Section 1.3(b) hereof, if the representative of the underwriters advises PURCHASER in writing that marketing factors require a limitation on the number of shares to be underwritten, then the representative may

(subject to the limitations set forth below) exclude all Additional Registrable Securities from, or limit the number of Additional Registrable Securities to be included in, the registration and underwriting. PURCHASER shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to PURCHASER for securities being sold for its own account and thereafter as set forth in Section 1.10 hereof. If any person does not agree to the terms of any such underwriting, then such person shall be excluded therefrom by written notice from PURCHASER or the underwriter. Any Additional Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Additional Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, then PURCHASER shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.10 hereof.
     1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.3 hereof shall be borne by PURCHASER. All Selling Expenses relating to securities so registered shall be borne by each Holder incurring Selling Expenses or, if Selling Expenses are incurred by more than one Holder jointly, then by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.
     1.5 Registration Procedures. In the case of a registration effected by PURCHASER pursuant to Section 1.3 hereof, PURCHASER will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, PURCHASER will use its best efforts to:
          (a) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;
          (b) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;
          (c) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to such Holder of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, however, PURCHASER shall not be obligated to prepare and furnish any such prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of PURCHASER has determined in good faith that, for good business reasons, the disclosure of such material nonpublic information at that time is contrary to the best interests of PURCHASER and its stockholders in the circumstances and is not otherwise required under applicable law (including applicable securities laws);
          (d) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange and/or included in any national quotation system on which similar securities issued by PURCHASER are then listed or included; and
          (e) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
     1.6 Indemnification.
          (a) PURCHASER will indemnify each Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the 1933 Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the 1933 Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by PURCHASER of the 1933 Act or any rule or regulation thereunder applicable to PURCHASER or relating to action or inaction required of PURCHASER in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that PURCHASER will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to PURCHASER by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of PURCHASER (which consent shall not be unreasonably withheld or delayed).

          (b) Each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify PURCHASER, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of PURCHASER‘s securities covered by such a registration statement, each person who controls PURCHASER or such underwriter within the meaning of Section 15 of the 1933 Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse PURCHASER and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to PURCHASER by such Holder and stated to be specifically for use therein; provided, however, (i) that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed) and (ii) that in no event shall any indemnity under this Section 1.6(b) exceed the gross proceeds from the offering received by such Holder.
          (c) Each party entitled to indemnification under this Section 1.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
          (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss,

liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the conduct, statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
     1.7 Information by Holder. Each Holder of Registrable Securities shall furnish to PURCHASER such information regarding such Holder and the distribution proposed by such Holder as PURCHASER may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1. In addition, each Holder shall furnish to PURCHASER a completed questionnaire on the form attached to this Agreement as Annex B not less than ten (10) business days prior the filing of a registration pursuant to Section 1.3 hereof.
     1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, PURCHASER agrees to use its best efforts to:
          (a) make and keep adequate public information regarding PURCHASER available as those terms are understood and defined in Rule 144;
          (b) file with the SEC in a timely manner all reports and other documents required of PURCHASER under the 1933 Act and the 1934 Act; and
          (c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by PURCHASER as to its compliance with the reporting requirements of Rule 144 and of the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of PURCHASER, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.
     1.9 Delay of Registration.
          (a) Notice to Discontinue. Each Holder agrees by acquisition of any Restricted Securities that, upon receipt of any notice from PURCHASER of any event of the kind described in Section 1.5(c) hereof, the Holder will discontinue the disposition of Registrable Securities until the Holder receives copies of the supplemented or amended prospectus contemplated by Section 1.5(c) hereof. In addition, if PURCHASER requests, the Holder will deliver to PURCHASER (at PURCHASER‘s expense) all copies, other than permanent file copies then in the Holder’s possession, of the prospectus covering the Registrable Securities current at the time of receipt of such notice. If PURCHASER gives any such notice, the time period mentioned in Section 1.3(c) hereof shall be extended by the number of days elapsing between the date of notice and the date that each Holder who has included Registrable Securities in such registration receives the copies of the supplemented or amended prospectus contemplated in Section 1.6(c) hereof.
          (b) Notice by Holders. The Holders shall notify PURCHASER, at any time when a prospectus included in a registration statement filed pursuant to the Agreement is required to be delivered under the 1933 Act, of the happening of any event, which as to any Holder is (i) to its respective knowledge; (ii) solely within its respective knowledge; and (iii) solely as to matters concerning that Holder, as a result of which the prospectus included in the registration statement, then in effect, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.
     1.10 Allocation of Registration Opportunities. In any circumstance in which all of the Additional Registrable Securities and other shares of PURCHASER with registration rights (“Other Shares”) requested to be included in a registration contemplated by Section 1.3(b) cannot be so included as a result of limitations of the aggregate number of shares of Additional Registrable Securities and Other Shares that may be so included (the aggregate number of shares that may be so included, the “Piggyback Shares”), the number of Piggyback Shares shall first be allocated, subject to the registration rights applicable to any of the Other Shares that are Other Registrable Securities which registration rights shall control in event of a conflict with provisions hereof, among the Holders and the Other Stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Additional Registrable Securities and Other Registrable Securities held by such Holders and Other Stockholders; provided, however, that such allocation shall not operate to reduce the aggregate number of Piggyback Shares to be included in such registration, if any Holder or Other Stockholder does not request inclusion of the maximum number of shares of Additional Registrable Securities and Other Registrable Securities allocated to such Holder or Other Stockholder pursuant to the above-described procedure, then the remaining portion of such allocation shall be reallocated among those requesting Holders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Additional Registrable Securities and Other Registrable Securities which would be held by such Holders and Other Stockholders, and this procedure shall be repeated until all of the Piggyback Shares have been so allocated. If any Piggyback Shares remain unallocated after applying the allocation provisions described in the foregoing sentence, such unallocated Piggyback Shares shall be allocated among the holders of Other Shares that are not Other Registrable Securities in the manner determined by PURCHASER and such holders.

2.	REPRESENTATIONS AND WARRANTIES OF PURCHASER AND THE SELLERS
     2.1 Representations and Holder Warranties of PURCHASER. PURCHASER represents and warrants to the Sellers as follows:
          (a) The execution, delivery and performance of this Agreement by PURCHASER have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of PURCHASER, or any provision of any material indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of PURCHASER.
          (b) This Agreement has been duly executed and delivered by PURCHASER and constitutes the legal, valid and binding obligation of PURCHASER, enforceable against PURCHASER in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.
     2.2 Representations and Holder Warranties of the Sellers. Each Seller (severally and not jointly) represents and warrants to PURCHASER as follows:
          (a) The execution, delivery and performance of this Agreement by such Seller will not violate any provision of law, any order of any court or any agency or government, or any provision of any material indenture or agreement or other instrument to which they or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Seller except as would not reasonably be expected to result in a material adverse effect on such Seller.
          (b) This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

3.	MISCELLANEOUS
     3.1 Delay of Registration. No party hereto shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of Section 1 hereof.
     3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
     3.3 Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by PURCHASER and the Holders of at least fifty-one percent (51%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder; provided, however, that no consent shall be required to add as a party to this Agreement any Seller listed on Schedule 1 hereto, and upon the execution of this Agreement by any such Seller, such Seller shall be deemed to be a party hereto as of the date hereof.
     3.4 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be mailed by express, registered or certified mail, postage prepaid, return receipt requested, sent by telecopy (with confirmation of transmission received and followed by the posting of a “hard copy” of the notice or communication by first-class U.S. mail), or by courier service guaranteeing overnight delivery with charges prepaid, or otherwise delivered by hand or by messenger, and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered or telecopied to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing), or, if sent by registered or certified mail, on the third business day after the day on which mailed, addressed to such party at such address.
     In the case of a Holder, such notices and communications shall be addressed to its address as shown on the stock records of PURCHASER, unless the Holder shall notify PURCHASER in writing that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by such Holder. In the case of PURCHASER, such notices and communications shall be addressed as follows: Attention: Chief Financial Officer, Verso Technologies, Inc., 400 Galleria Parkway, Suite 200, Atlanta, Georgia 30339.
     3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of PURCHASER under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.
     3.6 Rights; Severability. Unless otherwise expressly provided herein, a Holder’s rights and obligations hereunder are several rights and obligations, not rights or obligations jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     3.7 Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the 1934 Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless PURCHASER has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.
     3.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
     3.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding upon each of the signatories hereto as and when executed by them even though this Agreement may be executed by less than all of the Sellers.
     3.10 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia without reference to Georgia’s choice of law rules and each of the parties hereto hereby consents to personal jurisdiction in any federal or state court in the State of Georgia.
[Signatures on the following pages.]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.

VERSO TECHNOLOGIES, INC.
By:
Name:
Its:

[Signatures continue on the following pages.]

ANNEX A
PLAN OF DISTRIBUTION
     Each selling stockholder (the “Selling Stockholders”) of the PURCHASER Common Stock and any of their, assignees and successors-in-interest may, from time to time, sell any or all of their shares of PURCHASER Common Stock on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
     The Selling Stockholders may also sell shares under Rule 144, if available, rather than under this prospectus.
     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

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     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the 1933 Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act. Each Selling Stockholder has informed PURCHASER that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the PURCHASER Common Stock.
     PURCHASER is required to pay certain fees and expenses incurred by PURCHASER incident to the registration of the shares. PURCHASER has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act.
     Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the 1933 Act, they will be subject to the prospectus delivery requirements of the 1933 Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.
     PURCHASER has agreed to use commercially reasonable efforts to keep this prospectus effective until the earlier (i) twelve (12) months after the date on which the registration statement of which this prospectus is a part is declared effective by the SEC; (ii) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) (or similar provision then in effect) or (iii) all of the shares have been sold pursuant to this prospectus or Rule 144. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     Under applicable rules and regulations under the 1933 Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the PURCHASER Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the PURCHASER Common Stock by the Selling Stockholders or any other person. PURCHASER will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the 1933 Act).

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ANNEX B
VERSO TECHNOLOGIES, INC.
Selling Securityholder Notice and Questionnaire
     The undersigned beneficial owner of common stock (the “Registrable Securities”) of Verso Technologies, Inc., a Minnesota corporation (the “PURCHASER”), understands that PURCHASER has filed or intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “1933 Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of April 17, 2007, executed pursuant to that certain Agreement and Plan of Merger dated as of April 4, 2007, among PURCHASER, SN Acquisition Corporation, Sentito Networks, Inc. and the Stockholders’ Agent (as defined therein) (the “Merger Agreement”). A copy of the Registration Rights Agreement is available from PURCHASER upon request at the address following address: Verso Technologies Inc., 400 Galleria Parkway, Suite 200, Atlanta, GA 30339-3182, Attn: Chief Financial Officer. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
     Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.
NOTICE
     The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to PURCHASER and represents and warrants that such information is accurate:
QUESTIONNAIRE
1.	Name.
(a)	Full legal name of selling securityholder:

(b)	Full legal name of registered holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full legal name of natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder.

Telephone:

Fax:

Contact Person:

3.	Broker-Dealer Status.
(a)	Are you a broker-dealer?
Yes ☐                     No ☐
(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the PURCHASER?
Yes ☐                     No ☐

          Note: If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(c)	Are you an affiliate of a broker-dealer?
Yes  ☐                    No ☐
(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
Yes  ☐                     No ☐
          Note: If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
4.	Beneficial ownership of other securities of PURCHASER owned by the Selling Securityholder.
Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of PURCHASER other than the securities issued or issuable pursuant to the Merger Agreement.
(a)	Type and amount of other securities beneficially owned by the Selling Securityholder:

5.	Relationships with PURCHASER.
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with PURCHASER (or its predecessors or affiliates) during the past three years.
State any exceptions here:

     The undersigned agrees to promptly notify PURCHASER of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.
     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by PURCHASER in connection with the preparation or amendment of the Registration Statement and the related prospectus.
     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:
By:
Name:
Title:

     PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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